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EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56464) pertaining to the CoBancorp Inc. 1992 Long-Term Incentive Plan of our report dated January 19, 1996, with respect to the consolidated financial statements of CoBancorp Inc. and subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


Ernst & Young, LLP
Cleveland, Ohio
March 29, 1996